UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
	Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2006, based in part upon the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors of Morningstar, Inc. approved changes to the compensation structure for Morningstar’s non-employee directors.

Each non-employee director will continue to receive a cash fee of $1,000 per Board meeting and $500 per committee meeting attended, plus travel expenses in connection with attendance at meetings. The Chairman of the Board or relevant Committee Chair will have the discretion to waive fees for brief meetings not requiring significant preparation. The annual cash retainer to be paid to the Audit Committee Chair was increased from $5,000 to $25,000 and the Compensation Committee Chair will be paid a $10,000 annual cash retainer.

Each new non-employee director will receive an initial grant of restricted stock units covering shares having a value of $250,000 at grant and vesting over a period of three years. Previously, each new non-employee director received an initial grant of options to purchase 60,000 shares of common stock.

Each non-employee director will also receive an annual grant of restricted stock units covering shares having a value of $110,000 at grant and vesting over a period of three years. Previously, each non-employee director received an annual grant of options to purchase 12,000 shares of common stock.

Item 8.01.  Other Events.

On April 7, 2006, Morningstar, Inc. announced that Joe Mansueto, its founder, chairman, and chief executive officer, is establishing a pre-arranged stock trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 to sell a small portion of his Morningstar shares on a regular basis. Mansueto may sell up to 1.2 million shares, or 4 percent of his total shares, during a 12-month period that will begin in June 2006. Mansueto, who is adopting the plan for asset diversification purposes, wrote about his decision in his annual letter to shareholders that was also released on April 7, 2006.

Rule 10b5-1 allows corporate insiders to adopt pre-arranged stock trading plans to buy or sell a specified number of shares of company stock. Transactions under the plan will be disclosed through filings with the Securities and Exchange Commission.

As of March 31, 2006, Mansueto owned 30 million shares of Morningstar, Inc. common stock, which represented 73.7 percent of the company’s outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 11, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer